Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,222,385)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,457,895
Dividend Income	57,638
Interest Income	7,444
ETF Transaction Fees	350
Total Income (Loss)	$1,300,942

Expenses
General Partner Management Fees	$9,925
Professional Fees	10,156
Brokerage Commissions	375
Directors' Fees and insurance	1,194
License fees	198
Total Expenses	21,848
Expense Waiver	(9,938)
Net Expenses	$11,910
Net Income (Loss)	$1,289,032

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/23	$15,401,447
Additions (50,000 Shares)	579,814
Net Income (Loss)	1,289,032

Net Asset Value End of Month	$17,270,293
Net Asset Value Per Share (1,500,000 Shares)	$11.51

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596